Exhibit 10.3

EXECUTION COPY

SERVICING AGREEMENT

among

MEDALLION FUNDING CORP.,

as Servicer,

TAXI MEDALLION LOAN TRUST II,

as Borrower,

and

CITICORP NORTH AMERICA, INC.,

as Administrative Agent

Dated as of December 19, 2006

THIS SERVICING AGREEMENT, dated as of December 19, 2006 is entered into by and among TAXI MEDALLION LOAN TRUST II, having an address at 437 Madison Avenue, New York, New York 10022 (the “Borrower”), MEDALLION FUNDING CORP., having an address at 437 Madison Avenue, New York, New York 10022 (in such capacity, the “Servicer”), and CITICORP NORTH AMERICA, INC., having an address at 388 Greenwich Street, Floor 19, New York, New York 10013 (the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower is the owner of certain Medallion Loans;

WHEREAS, certain financial institutions (collectively, the “Lenders”) have agreed to provide revolving credit loans to the Borrower, the proceeds of which shall be used to finance the purchase and carrying of Medallion Loans by the Borrower pursuant to the Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Lenders and the Administrative Agent as contractual representative of the Lenders and other Secured Parties;

WHEREAS, the Borrower and the Administrative Agent on behalf of the Secured Parties desire to have the Servicer service and administer the Medallion Loans, and the Servicer desires to service and administer the Medallion Loans; and

WHEREAS, the Custodian has agreed to hold certain original documents relating to each Medallion Loan pursuant to the Custodial Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. (a) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

(b) Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“Administrative Agent” has the meaning assigned to such term in the Preamble.

“Accepted Servicing Practices” has the meaning assigned to such term in Section 3.01.

“Agreement” means this Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower” has the meaning assigned to such term in the Preamble.

Signature Page to Servicing Agreement

“Custodial Fee” has the meaning assigned to such term in the Custodial Agreement.

“Damages” has the meaning assigned to such term in Section 7.01(b) hereof.

“Eligibility Violation Notice” means a written notice from the Borrower to the Administrative Agent in the form of Exhibit 4.02(c).

“Indemnified Party” has the meaning assigned to such term in Section 7.01(b).

“Intangible Assets” means all licenses, franchises, patents, patent applications, trademarks, program rights, good will, and research and development expense and other like intangible assets shown on the consolidated balance sheet of the Servicer and its Subsidiaries.

“IRS” shall mean the Internal Revenue Service.

“Lenders” has the meaning assigned to such term in the Preliminary Statements.

“Loan Agreement” has the meaning assigned to such term in the Preliminary Statements.

“Material Adverse Effect” shall mean a material adverse effect on (a) the contracts, property, business, condition (financial or otherwise) or prospects of the Servicer, (b) the ability of the Servicer to perform its obligations under the Servicing Agreement or any of the other Loan Documents to which it is a party, (c) the validity or enforceability of the Servicing Agreement or any of the other Loan Documents, or (d) the rights and remedies of the Administrative Agent under the Servicing Agreement or any of the other Loan Documents to which it is a party.

“Medallion Funding” shall mean Medallion Funding Corp., and its successors and permitted assigns.

“Medallion Loan Records” has the meaning assigned to such term in Section 8.02.

“Medallion Loan Default” has the meaning assigned to such term in Section 3.03.

“Reconciliation” shall have the meaning provided in Section 4.01(b).

“Report Date” shall mean (a) each Weekly Report Date, and (b) if an Event of Default or Rapid Amortization Event has occurred and is continuing, any other “Report Date” designated by the Administrative Agent.

“Servicer” has the meaning assigned to such term in the Preamble.

“Servicer Default” means the occurrence of any of the following events:

(a) The failure of the Servicer to deliver any payments, collections or proceeds which it is obligated to deliver under the terms hereof or of any other Loan Documents, at the times it is obligated to make such deliveries under the terms of any Loan Documents to which it is a party; or

(b) Upon the earlier of (x) written notice from the Administrative Agent or (y) the date upon which the Servicer becomes aware thereof, the failure of the Servicer to observe or perform any other covenant hereunder or under the terms of any other Loan Documents, which failure is (i) not curable or (ii) curable and continues unremedied for a period of thirty (30) calendar days thereafter; or

(c) the occurrence of an Event of Default referred to in paragraphs (a) or (b) of Article VIII under the Loan Agreement, which Default continues unremedied for a period of five (5) Business Days; or

(d) any representation, warranty or statement of the Servicer made hereunder or any other Loan Document to which it is a party shall prove to be incorrect in any material respect when made; or

(e) the occurrence of any Bankruptcy Event in respect of the Servicer, the Borrower, the Parent or any of Subsidiary of the Parent; or

(f) the Servicer shall assign, transfer or delegate any of its duties or obligations hereunder or under any other Loan Documents to a Person that is not a Servicer except as permitted by Section 3.08 or 3.09; or

(g) the Servicer shall have suffered any material adverse change, as determined by the Administrative Agent in its sole discretion, exercised in good faith, to its business, operations, financial condition, properties or prospects that could reasonably be expected to have a material adverse effect on the ability of the Servicer to perform its obligations under this Servicing Agreement; or

(h) the Servicer’s activities are terminated in whole or in part for any reason by (i) any other Taxi Commission or any regulatory body and such termination has a Material Adverse Effect or (ii) the New York City Taxi Commission; or

(i) The ratio of Total Liabilities to Tangible Net Worth shall be greater than 9 to 1 at any time; or

(j) The Servicer shall fail to maintain a Tangible Net Worth of not less than $50,000,000 at any time; or

(k) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Servicer or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within five (5) Business Days from the date of entry thereof, and the Servicer or any such Affiliate shall not, within said period of five (5) Business Days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(l) Medallion Financial shall cease to directly or indirectly own 100% of the equity interests of Medallion Funding; or

(m) any “Servicer Default” as such term is defined in that certain Servicing Agreement dated as of September 13, 2002 (the “Taxi I Servicing Agreement”) among Medallion Funding, Taxi Medallion Loan Trust I and Merrill Lynch Bank USA, as the Taxi I Servicing Agreement is in effect as of September 13, 2002 and without giving effect to any amendments, supplements or modifications thereto other than such amendments, supplements or modifications as the Administrative Agent approves in writing; or

(n) Medallion Funding shall cease to be the “Servicer” under the Taxi I Loan Agreement for any reason; or

(o) the Servicer or any of its Affiliates (other than Taxi Medallion Loan Trust I) shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of $5,000,000 or more, which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract.

“Servicing Fee” has the meaning assigned to such term in Section 3.05(a).

“Servicing Fee Rate” shall mean the rate of 40 basis points (0.40%) per annum.

“Shared Services Agreement” means that certain Shared Services Agreement, dated as of the date hereof, between Medallion Funding and the Borrower, together with all instruments, documents and agreements executed in connection therewith, as such Shared Services Agreement may be amended, supplemented or otherwise modified from time to time.

“Tangible Net Worth” means, at any date, (i) the amount which, in conformity with GAAP, would be set forth opposite the caption “shareholder’s equity” (or any like caption, in each case inclusive of preferred stock) on a consolidated balance sheet of the Servicer and its Subsidiaries at such date, minus (ii) the aggregate amount reflected on such balance sheet of any Intangible Assets at such date.

“Total Liabilities” shall mean, for any period, all liabilities of the Servicer and its Subsidiaries for such period, which in accordance with GAAP, would be classified on a balance sheet of the Servicer as liabilities.

“Weekly Collection Period” means a weekly period commencing on (and including) Saturday of a calendar week and ending on (and including) Friday of the following calendar week.

“Weekly Report” shall have the meaning provided in Section 4.02(a).

“Wet Loan Schedule” shall have the meaning provided in Section 4.02(c).

ARTICLE II

APPOINTMENT OF SERVICER

Section 2.01. Appointment of Servicer. (a) The managing, servicing, administering and making collections on the Medallion Loans shall be conducted by the Person so designated from time to time as Servicer in accordance with this Agreement. Medallion Funding is hereby designated as, and hereby agrees to perform, the duties and obligations of the Servicer pursuant to the terms hereof and the other Loan Documents and shall continue to manage, service, administer and collect on the Medallion Loans pursuant to this Agreement, unless and until expressly agreed otherwise by the Borrower and the Administrative Agent.

(b) Medallion Funding acknowledges that the other parties hereto have relied on Medallion Funding’s agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement, the Loan Agreement and the other Loan Documents. Accordingly, Medallion Funding agrees that it will not resign as Servicer except as permitted pursuant to Section 7.02.

(c) Medallion Funding, in the case of clause (i) below, and Borrower, in the case of clause (ii) below, hereby agree that upon the designation of a successor servicer hereunder of the Servicer’s duties and responsibilities in accordance with Section 9.01, (i) Medallion Funding will terminate its activities as Servicer hereunder in accordance with Section 8.02 and, in any case, in a manner which the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to such successor servicer and Medallion Funding shall cooperate with and assist such successor servicer and (ii) such successor servicer shall, without any further action by the Borrower or such successor servicer, be appointed as the Borrower’s agent and attorney-in-fact for the purpose of exercising such power and authority as is or may from time to time be designated to the Servicer hereunder or under any other Loan Document.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01. Duties of Servicer. The Servicer, for the benefit of the Borrower and the Administrative Agent, shall manage, service, administer and make collections on the Medallion Loans and enforce the Borrower’s rights with respect to the collateral thereunder and any guarantees thereof in accordance with all applicable federal, state and local laws and regulations and with the degree of skill, care and diligence of prudent lenders in the industry for the servicing of comparable assets, but in no event, with less skill, care and diligence than the Servicer or any of its Affiliates exercises with respect to all comparable assets that it services for itself or others (such standards, the “Accepted Servicing Practices”). The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on Medallion Loans, investigating delinquencies, sending invoices to Obligors, as appropriate, reporting tax information, if any, to Obligors, preparing and delivering Medallion Loan Files to the Custodian, accounting for Collections and furnishing statements and reports to the Administrative Agent in accordance with this Agreement and the other Loan Documents. Except to the extent otherwise required pursuant to this Agreement, the Servicer shall follow the Accepted Servicing Practices in performing its duties as Servicer. To the extent consistent with the Accepted Servicing Practices and the following sentence, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection that it may deem necessary or desirable, including, without limitation, executing and delivering on behalf of itself and the Borrower, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Medallion Loans or any Medallion securing such Medallion Loans. The Servicer is authorized to release Liens on Medallions granted pursuant to the Medallion Loan, (i) if the debt secured thereby has been fully paid and the proceeds of the repayment of such debt are deposited in the Collection Account in accordance with Section 4.01 hereof, and/or (ii) to liquidate such Medallions in accordance with its customary standards, policies and procedures, Accepted Servicing Practices and the Credit and Collection Policy. If the Servicer shall commence a legal proceeding to enforce a Medallion Loan, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Medallion Loan to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Medallion Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce such Medallion Loan, the Borrower shall, at the Servicer’s expense and direction, take steps to enforce such Medallion Loan, including bringing suit in the name of the Borrower. The Borrower shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 3.02. Collection and Allocation of Medallion Loan Payments Modifications of Medallion Loans. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Medallion Loans as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable medallion loans that it or any of its Affiliates services for itself or others and otherwise act with respect to the Medallion Loans, the insurance policies and the other Collateral in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Administrative Agent for the benefit of the Secured Parties with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Medallion Loan. The Servicer shall allocate Collections relating to principal and interest in accordance with the terms of the related Medallion Loans.

(b) The Medallion Loan and other Medallion Loan Documents have not been and shall not be extended, waived, amended or modified except (i) if a Default has occurred and is continuing, with the prior written consent of the Administrative Agent, (ii) the Commitment Termination Date has occurred, with the prior written consent of the Administrative Agent and (iii) at all other times, in accordance with the Servicer’s written Underwriting Guidelines and the Credit and Collection Policy.

Section 3.03. Realization upon Medallion Loans. (a) The Servicer shall enforce compliance with the terms of the Medallion Loans in a manner consistent with the Accepted Servicing Practices. The Servicer shall include in any Report on any Report Date, as applicable, any default under a Medallion Loan (a “Medallion Loan Default”), which such Report shall include actions the Servicer proposes to take with respect to such Medallion Loan Default, including, without limitation, (1) initiation or continuation of negotiations with the Obligor, (2) acceleration of such Medallion Loan, (3) repossession of the Medallion related to Medallion Loan, (4) initiation of litigation or collection proceedings, and (5) such other action as the Servicer may deem appropriate in conformity with the Accepted Servicing Practices.

(b) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate, if necessary, any Medallion securing a Medallion Loan with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Medallion Loan but in no event later than the date on which any regularly scheduled payment has become more than 360 days delinquent; provided, however, that the Servicer may elect not to repossess a Medallion within such time period if no Servicer Default has occurred and in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Medallion Loan (after giving effect to expenses associated with such repossession and reimbursement to the Servicer hereunder) would be increased by forbearance; and provided, further, that the Servicer shall not be required to repossess a Medallion if prohibited by law. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the Accepted Servicing Practices, which practices and procedures may include the sale of the related Medallion at a public or private sale, and other actions by the Servicer in order to realize upon a Medallion Loan.

Section 3.04. Maintenance of Security Interests. (a) The Servicer shall take such steps as are necessary to maintain perfection of the first priority security interest created by the Loan Documents. The Servicer agrees to mark its master computer databases and computer files (by way of the creation of a special “field” or otherwise), in a manner acceptable to the Administrative Agent, to evidence the interests granted to the Administrative Agent for the benefit of the Secured Parties under the Loan Agreement and the other Loan Documents. At any time and from time to time, the Servicer shall, or shall cause the Borrower to, and the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further actions as are necessary (or as are reasonably requested by the Administrative Agent) for the purpose of obtaining or preserving the full benefits of the Secured Parties under the Loan Agreement and of its rights and powers therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created by the Loan Agreement or the taking of any other action necessary to preserve the status of the Administrative Agent’s Liens on the Collateral as first priority perfected Liens. A photographic or other reproduction of the Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Borrower and the Administrative Agent as are necessary to maintain perfection of the first priority security interest created by each Medallion Loan in the related Medallion, including the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest under the respective Medallion Loans. The Borrower hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest in the name of Borrower as necessary because of any reason.

Section 3.05. Servicing Fee. (a) The Borrower shall pay to the Servicer (the “Servicing Fee”), as compensation for its activities hereunder, on each Weekly Payment Date, an amount equal to the product of (i) the Servicing Fee Rate multiplied by (ii) a fraction, the numerator of which shall be the number of calendar days since the immediately prior Weekly Payment Date, and the denominator of which shall be 360, multiplied by (iii) the Net Principal Balance of the Medallion Loans serviced by the Servicer.

(b) The accrued and unpaid Servicing Fee shall be paid to the Servicer out of Collections as set forth in Article III of the Loan Agreement.

Section 3.06. Access to Certain Documentation and Information Regarding Medallion Loans. The Servicer shall provide to federal, state and local regulatory agencies, and their respective examiners, access to the documentation regarding the Medallion Loans required by applicable regulations of such agencies. Such access shall be afforded without charge upon reasonable prior notice and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.07. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrative Agent, and shall be reimbursed for such expenses solely to the extent expressly provided herein.

Section 3.08. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that (i) the Administrative Agent shall have approved such appointment in writing; (ii) the Servicer shall remain obligated and be liable to the Borrower and the Administrative Agent for the servicing and administering of the Medallion Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Medallion Loans; and (iii) the agreement with the subservicer provides that it may be terminated by any successor servicer if the Servicer that had entered into such subservicing agreement is terminated as Servicer hereunder. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and neither of the Borrower nor any Secured Party shall have any responsibility therefor.

Section 3.09. Delegation of Duties. The Servicer may at any time perform through sub-contractors the specific duties of (i) repossession of Medallions, and (ii) pursuing the collection of deficiency balances on defaulted Medallion Loans, in each case without the consent of the Borrower or the Administrative Agent. The Servicer may also perform other specific duties through such sub-contractors in accordance with its customary servicing policies and procedures without the prior consent of the Borrower or the Administrative Agent. No such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Any sub-contractor engaged by the Servicer pursuant to this Section 3.09 shall (i) have all licenses and permits necessary to perform such specific duties, (ii) be a Person experienced in the performance of such specific duties, and (iii) not have been subject to any litigation, civil or criminal penalty, or other similar action, except to the extent reasonable and ordinary for a Person engaging in activities similar to such specific duties.

Section 3.10. Insurance. The Servicer may sue to enforce or collect upon the insurance policies in its own name or as agent of the Borrower. If the Servicer elects to commence a legal proceeding to enforce an insurance policy, the act of commencement shall be deemed to be an automatic assignment of the rights of (i) the Administrative Agent for the benefit of the Secured Parties and (ii) the Borrower under such insurance policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an insurance policy on the grounds that it is not a real party in interest or a holder entitled to enforce the insurance policy, the Administrative Agent or the Borrower, at the Servicer’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce such insurance policy, including bringing suit in its name, in the name of the Borrower or, with the Administrative Agent’s prior written consent which may be given or withheld in its sole discretion, in the name of the Administrative Agent on behalf of the Secured Parties. Any amounts collected by the Servicer under an insurance policy shall be deposited in the Collection Account upon receipt. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating the outstanding balance of any Medallion Loan under the Loan Agreement or any other Loan Document, be added to the Net Principal Balance of the related Medallion Loan, notwithstanding that the terms of such Medallion Loan so permit.

Section 3.11. Enforcement of Prohibition on Transfer of Medallion. The Servicer will, to the extent it has knowledge of any sale or Lien, or prospective sale or Lien, by any Obligor of the related Medallion (whether by sale or by contract of sale, and whether or not the Obligor remains or is to remain liable under the Medallion Loan), exercise or cause to be exercised any rights to accelerate the maturity of such Medallion Loan under the terms thereof.

Section 3.12. Conservation and Disposition of Medallion. In the event that any Medallion is repossessed by the Servicer, the Servicer shall conserve and protect each such Medallion for the Administrative Agent for the benefit of the Secured Parties solely for the purpose of its prompt disposition and sale. The disposition of any such Medallion shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall determine in accordance with the Accepted Servicing Practices and with a view to maximizing the net present value recovery from such disposition. The Servicer shall deposit the proceeds of any such disposition into the Collection Account no later than 11:00 a.m. on the Business Day following receipt thereof by the Servicer. Pending such deposit, such funds shall be held in trust by the Servicer for the benefit of the Administrative Agent for the benefit of the Secured Parties.

Section 3.13. Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Servicer consisting of cash, checks and other cash equivalents shall be held by the Servicer in trust for the Administrative Agent for the benefit of the Secured Parties, segregated from other funds of the Servicer, and shall forthwith upon receipt by the Servicer be turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Servicer (duly endorsed by the Servicer to the Administrative Agent, if required) and (b) any and all such proceeds received by the Administrative Agent (whether from the Servicer or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent as collateral security for, and/or then or at any time thereafter may be applied by the Administrative Agent against, the Secured Obligations (whether matured or unmatured) in the order set forth in Section 3.1 of the Loan Agreement. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and the Loan Agreement shall have been terminated shall be paid over to the Servicer or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, recoveries against Obligors, sale and foreclosure proceeds, and any other income and all other amounts received with respect to the Collateral.

ARTICLE IV

COLLECTION ACCOUNT; WEEKLY REPORTS; RAPID AMORTIZATION EVENT

Section 4.01. Collection Account.

(a) The Servicer shall instruct all Obligors to remit payments in respect of the Medallion Loans to the Servicer for deposit to the Collection Account. The Servicer shall deposit to the Collection Account, no later than 11:00 a.m. on the Business Day following receipt thereof by the Servicer, all Collections received by the Servicer. Pending such deposit, such funds shall be held in trust by the Servicer for the benefit of the Secured Parties. Funds on deposit in the Collection Account on any day shall be held therein in trust for the benefit of the Secured Parties.

(b) Funds deposited in the Collection Account in any Weekly Collection Period shall be allocated between Collections in respect of principal payments on the Medallion Loans and Collections in respect of interest and finance charge payments on the Medallion Loans. The Servicer shall provide Administrative Agent with a reconciliation reasonably acceptable to the Administrative Agent (a “Reconciliation”) by 2:00 p.m., New York time on the Weekly Report Date immediately following such Weekly Collection Period showing what portion of the collections deposited to the Collection Account during the Weekly Collection Period are repayments of principal and what portion are payments of interest, finance charges and/or fees.

Section 4.02. Reports.

(a) The Servicer shall deliver to the Administrative Agent and the Custodian no later than 4:00 p.m., New York time on each Weekly Report Date a servicing report (the “Weekly Report”) with respect to the Weekly Collection Period then most recently ended, substantially in the form attached hereto as Exhibit 4.02(a). The Servicer shall deliver to the Administrative Agent a hard copy of any such report upon request of the Administrative Agent.

(b) Upon discovery by the Servicer of any Medallion Loan ceasing to be an Eligible Medallion Loan, if a Borrowing Base Deficiency exists or will result therefrom, the Servicer shall (or shall cause the Borrower to) deliver an Eligibility Violation Notice to the Administrative Agent, substantially in the form attached hereto as Exhibit 4.02(b), no later than 12:00 (noon) New York time on the Business Day immediately succeeding such discovery.

(c) On any day that the Borrower delivers a Notice of Borrowing and Pledge under the Loan Agreement, the Servicer shall deliver to the Administrative Agent a schedule (a “Wet Loan Schedule”) in substantially the form of Schedule 4.02(c) hereof.

(d) On any day upon which the Borrower acquires any Wet Loans, the Servicer shall deliver to the Administrative Agent a copy of each Medallion Note related to each such Wet Loan.

(e) The Servicer shall deliver to the Administrative Agent and/or permit the Administrative Agent to inspect any property, books, valuations, records, audits or other information as the Administrative Agent may reasonably request upon reasonable prior notice.

Section 4.03. Rapid Amortization Event. If a Rapid Amortization Event occurs and is continuing, the Servicer shall so notify the Administrative Agent immediately following the discovery of such Rapid Amortization Event.

ARTICLE V

SERVICER REPRESENTATIONS AND WARRANTIES

As of the Effective Date and each Funding Date, the Servicer represents and warrants to the Administrative Agent, each Managing Agent and each Lender that:

Section 5.01. Existence; Qualification. The Servicer is a New York corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged, and is duly qualified and in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification.

Section 5.02. Authority and Authorization; Enforceability; Approvals; Absence of Adverse Notice. The Servicer has the power, authority and legal right to make, deliver and perform this Servicing Agreement and each of the Loan Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Servicing Agreement and each of the Loan Documents to which it is a party. This Servicing Agreement and each of the Loan Documents to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency (including, without limitation, any Taxi Commission) is required in connection with the execution, delivery or performance by the Servicer of this Servicing Agreement or any Loan Document to which it is a party, or the validity or enforceability of this Servicing Agreement or any such Loan Document or the Medallion Loans, other than such as have been met or obtained, except where the failure to obtain such would not have a Material Adverse Effect. The Servicer has not received any notice, nor does the Servicer have any knowledge or reason to believe, that any Taxi Commission or other Governmental Authority intends to seek the cancellation, termination or modification of any of its licenses or permits, or that valid grounds for such cancellation, termination or modification exist.

Section 5.03. No Breach. The execution, delivery and performance of this Servicing Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the pledge of the Collateral will not (i) create any Adverse Claim on the Collateral other than as contemplated herein or (ii) violate any provision of any existing law or regulation (including, without limitation, the Investment Company Act of 1940, as amended) or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or by-laws of the Servicer or any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any property or assets of the Servicer may be bound.

Section 5.04. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Servicer, threatened against the Servicer or any properties of the Servicer or with respect to this Servicing Agreement which, if adversely determined, could have a Material Adverse Effect.

Section 5.05. Adverse Orders. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Servicing Agreement or any Loan Document to which the Servicer is a party.

Section 5.06. Taxes. The Servicer has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Servicer in connection with the execution and delivery of this Servicing Agreement and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

Section 5.07. Chief Executive Office; Jurisdiction of Organization. On the Effective Date, the Servicer’s chief executive office is (and the location of the Servicer’s records regarding the Medallion Loans), and during the four months immediately preceding July 1, 2001 such office has been, located at 437 Madison Avenue, New York, New York 10022. On the Effective Date, the Servicer’s jurisdiction of organization is New York. In the event of a disaster at the location of the Servicer’s chief executive office or at the location of the Servicer’s records regarding the Medallion Loans, the Servicer shall maintain its back-up office and records at 11-49 44th Drive, Long Island City, New York 11101.

Section 5.08. Legal Name. The Servicer’s legal name is as set forth in this Servicing Agreement; the Servicer has not changed its name since its formation; the Servicer does not have trade names, fictitious names, assumed names or “doing business as” names.

Section 5.09. Solvency. The Servicer is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Servicer is paying its debts as they become due; and the Servicer, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

Section 5.10. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Servicer to the Administrative Agent, any Managing Agent any Lender or the Custodian in connection with the negotiation, preparation or delivery of this Servicing Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto are true and correct in every material respect, or (in the case of projections) are based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Servicer that, after due inquiry, should reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent, any Managing Agent, any Lender or the Custodian for use in connection with the transactions contemplated hereby or thereby.

Section 5.11. No Servicer Default. No Servicer Default has occurred and is continuing.

Section 5.12. Underwriting and Servicing. Each of the Medallion Loans is being serviced in conformance with the Servicer’s Credit and Collection Policy and otherwise in accordance with Accepted Servicing Practices.

Section 5.13. ERISA. The Servicer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

Section 5.14. Sharing of Payments. There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth in the Shared Services Agreement and the Loan Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

ARTICLE VI

COVENANTS OF THE SERVICER

The Servicer covenants and agrees with the Administrative Agent that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Servicing Agreement:

Section 6.01. Existence; etc.

(a) The Servicer will observe all corporate procedures required by its certificate of incorporation, by-laws and the laws of its jurisdiction of formation. The Servicer will maintain its corporate existence in good standing under the laws of its jurisdiction of organization and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify.

(b) The Servicer will comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws, all laws with respect to unfair and deceptive lending practices and predatory lending practices), if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(c) The Servicer will not move its chief executive office from the address referred to in Section 5.07 or change its jurisdiction of organization from the jurisdiction referred to in Section 5.01 unless it shall have provided the Administrative Agent thirty (30) days’ prior written notice of such change.

(d) The Servicer will pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(e) The Servicer will permit representatives of the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent.

(f) The Servicer shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements.

Section 6.02. Accuracy of Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Willkie, Farr & Gallagher LLP, counsel to the Servicer, issued in connection with the Servicing Agreement and other Loan Documents and relating to the issues of substantive consolidation, true contribution and true sale of the Medallion Loans.

Section 6.03. Prohibition on Adverse Claims. Except as otherwise provided herein or in any other Loan Document, the Servicer shall not purport to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Medallion Loan, any Collections related thereto or any other Collateral related thereto, or upon or with respect to any account to which any Collections of any Medallion Loan are sent, or assign any right to receive income in respect thereof.

Section 6.04. Prohibition on Fundamental Change. The Servicer will not engage in, or suffer any, change of ownership, dissolution, winding up, liquidation, merger or consolidation with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person.

Section 6.05. Prohibition on Modifications. The Servicer will not amend, modify, waive or terminate any terms or conditions of the Servicing Agreement without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld in the case of an amendment curing an ambiguity or correcting any inconsistent provisions of the Servicing Agreement), and shall perform its obligations thereunder.

Section 6.06. Amendment to Organizational Documents. The Servicer will not amend, modify or otherwise make any change to its organizational documents without the consent of the Administrative Agent.

Section 6.07. Financial Statements.

(a) The Servicer shall deliver to the Administrative Agent within 30 days after the last day of each calendar month, (i) unaudited consolidated balance sheets and statements of income and cash flows for the Servicer for such calendar month (including, if such calendar month is the last month of a calendar quarter, consolidated statements of cash flows for such calendar quarter) and (ii) a certificate of an officer of the Servicer, whose position is vice president or higher, stating that such financial statements are presented fairly in all material respects and in accordance with GAAP, subject to year-end audit adjustments.

(b) The Servicer shall deliver to the Administrative Agent within 90 days after the end of each fiscal year, the consolidated balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Servicer and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Servicer and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Servicer Default. The annual separate financial statements of the Servicer shall disclose the effects of the transactions contemplated by the Purchase Agreement as a sale and/or contribution of the Medallion Loans and other Collateral.

(c) The Servicer will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a Compliance Certificate substantially in the form of Exhibit 6.07(c) signed by an Authorized Officer of the Servicer and dated the date of such annual financial statement or such quarterly financial statement.

The Servicer will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Servicer (i) stating that, to the best of such Responsible Officer’s knowledge, the Servicer during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Servicing Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Servicer Default except as specified in such certificate (and, if any Servicer Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Servicer has taken or proposes to take with respect thereto) and (ii) showing in detail the calculations supporting such Responsible Officer’s certification of the Servicer’s compliance with the requirements of the financial covenants found in Section 6.07 hereto.

Section 6.08. Litigation. The Servicer will promptly, and in any event within 10 days after service of process on any of the following, give to the Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Servicer or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) which, individually or in the aggregate, if adversely determined, could reasonably have a Material Adverse Effect, or (iii) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

Section 6.09. Notices. The Servicer, in its capacity as Servicer, shall give notice to the Administrative Agent:

(a) promptly upon receipt of notice or knowledge of the occurrence of any Servicer Default or any Rapid Amortization Event;

(b) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

(c) promptly upon any material change in the market value of any or all of the Servicer’s assets.

(d) promptly upon receipt of notice or knowledge of any issuance, or possible issuance, of additional Medallions by New York City, Chicago, Boston, Cambridge, Newark, Philadelphia or any other jurisdiction for which the Administrative Agent has financed the purchase of Medallion Loans by the Borrower or any change in the regulations relating to Medallion lending, servicing, foreclosure or the financing of medallion loans in any such jurisdictions.

(e) within one (1) Business Day, of any and all notices given by the Servicer in connection with any participation agreement in which the related Medallion Loan has been pledged to the Administrative Agent under the Loan Agreement.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Servicer setting forth details of the occurrence referred to therein and stating what action the Servicer has taken or proposes to take with respect thereto.

Section 6.10. Funding Date Documentation. The Servicer shall deliver to the Custodian on or before each Funding Date the Funding Date Documentation with respect to the Medallion Loans (other than Wet Loans) being pledged under the Loan Agreement on such Funding Date. As soon as possible after the Funding Date upon which any Wet Loans are pledged under the Loan Agreement, the Servicer shall deliver to the Custodian the Funding Date Documentation with respect to such Wet Loans.

Section 6.11. Collection Account. The Servicer shall (a) cause the Collection Account Bank to deliver to the Administrative Agent copies of monthly statements with respect to the Collection Account or (b) promptly deliver copies of such statements to the Administrative Agent.

Section 6.12. Borrowing Base Certificate. On each Borrowing Base Certificate Date, the Servicer shall deliver to the Administrative Agent a Borrowing Base Certificate showing the Borrowing Base as of the last day of the prior calendar month, certified as complete and correct by a Responsible Officer.

Section 6.13. Additional Information. The Servicer shall, from time to time, provide to the Administrative Agent such other information, reports, financial statements and documents as the Administrative Agent may reasonably request.

Section 6.14. Limitation on Liens. The Servicer will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under the Loan Agreement or Permitted Participation Interests, and the Servicer will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all persons whomsoever.

Section 6.15. Advertising, Origination and Servicing Activities. All servicing activities, procedures and materials used with regard to any Medallion Loan made or accounts acquired, collected or serviced by the Servicer comply with all applicable Federal, state and local laws, ordinances, rules and regulations, including but not limited to those related to usury, truth in lending, real estate settlement procedures, consumer protection, equal credit opportunity, fair debt collection, rescission rights and disclosures, except where failure to comply would not have a Material Adverse Effect.

Section 6.16. Maintenance of Insurance. The Servicer will maintain at all times in full force and effect with financially sound and reputable insurance companies insurance covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practices for policies of insurance.

Section 6.17. Credit and Collection Policy. The Servicer shall not amend, modify or revise the Credit and Collection Policy without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed. In the event that the Servicer makes any amendment or modification to the Credit and Collection Policy, the Servicer shall promptly deliver to the Administrative Agent a complete copy of the amended or modified the Credit and Collection Policy.

Section 6.18. Capacity as Servicer. The Servicer will, to the extent necessary, maintain separate records on behalf of and for the benefit of the Administrative Agent, will act in accordance with instructions and directions, delivered in accordance with the terms hereof, from the Borrower and/or the Administrative Agent in connection with its servicing of the Medallion Loans hereunder, and will ensure that, at all times when it is dealing with or in connection with the Medallion Loans in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

Section 6.19. Collections. The Servicer shall, to the extent possible, only accept Collections consisting of checks, wire transfers or electronic transfers.

ARTICLE VII

SERVICER INDEMNITIES AND RESIGNATION

Section 7.01. Liability of the Servicer; Indemnities of Servicer. (a) The Servicer shall be contractually liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer agrees to hold the Secured Parties, the Custodian and each of its officers, directors, agents and employees (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including but not limited to attorneys’ fees and expenses) (collectively, “Damages”) which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of or based on any breach of any representation, warranty, covenant or other term of this Agreement by the Servicer or any subservicer, the failure of the Servicer or any subservicer to meet the Accepted Servicing Practices in connection with any action (or failure to act) hereunder or under any other Loan Documents, in its capacity as the Servicer, or any negligence or willful misconduct of the Servicer or any subservicer in connection with the performance of its obligations under this Agreement and the other Loan Documents, in its capacity as the Servicer, except, in each case, to the extent arising from such Indemnified Party’s gross negligence or willful misconduct. Without limiting or being limited by the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Damages resulting from any of the following:

(i) the failure of Servicer to correctly report Eligible Medallion Loans in any report or other information provided by the Servicer to the Administrative Agent or the Custodian, or in any calculation of the Borrowing Base made by the Servicer;

(ii) the failure of any representation or warranty or statement made or deemed made by the Servicer hereunder or under any other Loan Document to have been true and correct when made;

(iii) the failure by the Servicer or any subservicer to comply with any applicable law, rule or regulation with respect to any Medallion Loan or related Medallion;

(iv) action, or failure to act, by the Servicer that results in the failure to maintain in favor of the Administrative Agent as required under this Servicing Agreement and the other Loan Documents a valid and enforceable security interest in the Collateral or the failure to maintain such security interests as first priority perfected security interests as required under this Servicing Agreement and the other Loan Documents;

(v) the commingling of Collections at any time with other funds; and

(vi) any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of any Person, arising out of or relating to any action (or failure to act) by the Servicer in accordance with its obligations hereunder.

(c) Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement, with respect to any act (or the failure to act) by the Servicer which occurred (or failed to occur) prior to such resignation, removal or termination and shall include fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 7.02. Limitation on Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) by mutual agreement among the Servicer, the Borrower and the Administrative Agent or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any determination under clause (b) above permitting the resignation of the Servicer shall be evidenced by an opinion of counsel (which counsel shall be acceptable to Administrative Agent) to such effect delivered to the Administrative Agent and the Borrower. No such resignation shall become effective until a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities and obligations hereunder. Any such successor servicer must be an established servicer of loans secured by taxi medallions and must be approved in writing by the Administrative Agent.

Section 7.03. Rights of the Administrative Agent in Respect of the Servicer. The Servicer shall afford the Administrative Agent, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish the Administrative Agent with such information as the Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Servicer shall permit the Administrative Agent to inspect the Servicer’s servicing facilities for the purpose of satisfying the Administrative Agent that the Servicer has the ability to service the Medallion Loans as provided in this Servicing Agreement and the other Loan Documents. The Administrative Agent shall not have any responsibility or liability for any action or failure to act by the Servicer, and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT AND TERMINATION

Section 8.01. Termination. Upon the occurrence of a Servicer Default, the Administrative Agent may (i) terminate all the rights and obligations of the Servicer under this Agreement as to any or all of the Medallion Loans by delivering notice of termination to the Servicer with a copy to the Borrower and (ii) appoint any other Person selected by the Administrative Agent in its sole discretion as successor “Servicer” hereunder.

Section 8.02. Additional Termination Requirements.

(a) In the event (i) that notice of termination of the rights and obligations of the Servicer pursuant to Section 8.01 of this Agreement is given by the Administrative Agent, or (ii) the Servicer resigns or is removed in accordance with Section 7.02, the Servicer covenants to safeguard the Servicing Records and that all funds and Medallion Loan Documents relating to the affected Medallion Loans (collectively, the “Medallion Loan Records”) shall, at the option of the Administrative Agent, immediately upon receipt of notice of termination or the resignation or removal of the Servicer, be submitted to the control of the Administrative Agent or its designee and that, on the date of termination, they will be transferred to the Administrative Agent or its designee, without prejudice to the rights, if any, of any party against any other party.

(b) Notwithstanding any termination of this Agreement, or of all or a portion of the rights and obligations of the Servicer hereunder, the Servicer shall not be relieved of liability for all amounts due, or responsibilities owed the Borrower or the Administrative Agent in respect of its obligations hereunder while it served as the servicer hereunder. The Servicer forthwith upon such termination or resignation shall (i) pay over to the Collection Account all Collections held by it or subsequently received by it with respect to the affected Medallion Loans pursuant to this Agreement or pursuant to any other written agreement, letter or arrangement with the Administrative Agent, (ii) deliver to the Administrative Agent or other designee selected by the Administrative Agent a full accounting in respect of the affected Medallion Loans, including a statement showing the monthly payments and other amounts collected by or on behalf of it and a statement of moneys held in trust by or on behalf of it for the payment of taxes, insurance premiums or other charges with respect to the affected Medallion Loans, (iii) otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the affected Medallion Loans to any designee selected by the Administrative Agent, and (iv) arrange for the physical transfer and delivery to any designee selected by the Administrative Agent of all Medallion Loans and copies thereof in its possession, and all Medallion Loan Records. Any successor servicer hereunder shall meet the requirements and be selected in accordance with the procedures specified in Section 7.02. Notwithstanding any termination of this Agreement, or any termination of all the rights and obligations of the Servicer hereunder as to all or any number of Medallion Loans, or any resignation of the Servicer, in any case pursuant to any provision of this Agreement, the Servicer shall be entitled to receive all amounts accrued and owing to it under this Agreement from the Borrower in accordance with Section 3.02 of the Loan Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. This Agreement may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

Section 9.02. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective permitted successors and assigns. No party may assign any of its rights or obligations hereunder without the consent of the other parties hereto; provided, that the Administrative Agent may assign any or all of its rights and obligations hereunder with respect to any or all of the Medallion Loans.

Section 9.03. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as an agent for the Borrower or the Administrative Agent.

Section 9.04. Governing Law. This Agreement shall be construed according to the laws of the State of New York, without regard to conflict of laws applied in the State of New York.

Section 9.05. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

The Borrower:

Taxi Medallion Loan Trust II

c/o Medallion Financial Corp.

437 Madison Avenue

New York, New York 10022

Attention: President

Facsimile No.: 212-328-2121

Telephone No.: 212-328-2100

The Servicer:

Medallion Funding Corp.

437 Madison Avenue

New York, New York 10022

Attention: President

Facsimile No.: 212-328-2121

Telephone No.: 212-328-2100

The Administrative Agent:

Citicorp North America, Inc.

Global Securitized Markets

Citigroup Global Markets Inc.

388 Greenwich Street, 19th Floor

New York, NY 10013

Attention: Kim Conyngham

Facsimile No.: (212) 816-0270

Telephone: (212) 816-0456

Email: kimberly.a.conyngham@citigroup.com

Section 9.06. Article and Section Headings; Severability of Provisions; Counterparts. The article and section headings of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof. In the event that any provision of this Agreement conflicts with applicable law, such conflict shall not affect the other provisions of this Agreement which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all counterparts shall constitute one and the same instrument.

Section 9.07. Miscellaneous. Each party agrees to execute and deliver such instruments and take such actions as the other party shall from time to time reasonably request to carry out the terms of this Agreement.

Section 9.08. Costs; Expenses. Without duplication of any amounts paid by the Borrower, the Servicer agrees to reimburse the Administrative Agent as and when billed by the Administrative Agent for all of the Administrative Agent’s costs and expenses incurred in connection with the enforcement or the preservation of the Administrative Agent’s rights under this Servicing Agreement, or rights against the Servicer in its capacity as Servicer under any other Loan Document to which it is a party, including without limitation the fees and disbursements of its counsel (including all fees and disbursements incurred in any action or proceeding between the Servicer and an Indemnified Party or between an Indemnified Party and any third party relating hereto).

Section 9.09. Periodic Due Diligence Review. The Servicer acknowledges that the Administrative Agent has the right to perform continuing due diligence reviews with respect to the Medallion Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder or under the Loan Agreement, or otherwise, and the Servicer agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to the Servicer (which prior notice shall not be required after the occurrence and during the continuation of a Default), the Administrative Agent or its authorized representatives (including independent public accountants) will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Medallion Loan Files and any and all documents, records, agreements, instruments or information relating to such Medallion Loans in the possession or under the control of the Servicer and/or the Custodian. The Servicer also shall make available to the Administrative Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Medallion Loan Files, the Medallion Loans, the Borrowing Base or other related matters. Without limiting the generality of the foregoing, the Servicer acknowledges that the Administrative Agent may make Advances to the Borrower based solely upon the information provided by the Servicer to the Administrative Agent and the representations, warranties and covenants contained herein, and that the Administrative Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Medallion Loans securing such Advance, including without limitation ordering new credit reports and otherwise re-generating the information used to originate such Medallion Loans. The Administrative Agent may underwrite such Medallion Loans itself or engage a third party underwriter (including an independent audit and consulting firm specializing in securitization transactions) to perform such underwriting, provided that such third party underwriter shall agree in writing with the Borrower to maintain the confidentiality of the information reviewed and only to use such information in connection with its engagement by the Administrative Agent in connection with this Servicing Agreement or any other Loan Document. The Servicer agrees to cooperate with the Administrative Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Administrative Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Medallion Loans in the possession, or under the control, of the Servicer. The Borrower shall reimburse the Administrative Agent for all fees and related out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the Administrative Agent’s activities pursuant to Section 10.16 of the Loan Agreement and this Section 9.09; provided, however, that, (i) the Borrower shall not be required to reimburse the Administrative Agent for more than one independent audit for any calendar year so long as (x) no Event of Default shall have occurred and be continuing and (y) the results of the previous audits were complete and reasonably acceptable to the Administrative Agent and (ii) so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be required to reimburse the Administrative Agent for the fees of the independent audit and consulting firm specializing in securitization transactions engaged in connection with any such audit to the extent that such fees exceed $36,000 in any calendar year, through December 4, 2009; provided, further, that the $36,000 limit described in the foregoing clause (ii) is not applicable unless (X) the Medallion Loan Files and any and all documents, records, agreements, instruments or information required to complete the audit, are contained in one location; (Y) the Borrower fully cooperates with the independent audit and consulting firm specializing in securitization transactions performing any applicable audit contemplated hereunder; and (Z) no material findings are uncovered by or on behalf of the Administrative Agent requiring additional audit work.

Section 9.10. Limitation of Liability. No claim may be made by any Related Party or any other Person against any Lender, any Managing Agent, the Administrative Agent or their respective Affiliates, directors, officers, employees, attorneys or agents (each a “Lender Party”) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Servicing Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith; and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.11. Amendments to Taxi I Servicing Agreement and Related Loan Agreement. Each of the Borrower and the Servicer agree to provide prompt written notice to the Administrative Agent of any amendment, supplement or modification to any of the Taxi I Servicing Agreement or the “Loan Agreement” referenced therein (the “Taxi I Loan Agreement”) that has the effect of amending, adding, supplementing or otherwise modifying any “Event of Default” or “Servicer Default” under the Taxi I Servicing Agreement or the Taxi I Loan Agreement and, to the extent requested by the Administrative Agent, amend this Agreement, the Loan Agreement and any other applicable Transaction Document to incorporate such amendments, additions, supplements and modifications to the Taxi I Loan Agreement or the Taxi I Servicing Agreement into this Agreement or the Loan Agreement, as applicable.

IN WITNESS WHEREOF, each party has caused this Servicing Agreement to be executed in its name by its duly authorized officer, as of the day and year first above written.

MEDALLION FUNDING CORP.,
as Servicer

By:	/s/ Michael J. Kowalsky
Name:	Michael J. Kowalsky
Title:	President

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chief Executive Officer

TAXI MEDALLION LOAN TRUST II, as Borrower

By:	/s/ Andrew M. Murstein
Name:	Andrew M. Murstein
Title:	President

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Vice President

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Vice President

Signature Page to Servicing Agreement